              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------


                                                                Exhibit 23.1


The Board of Directors
The Rouse Company



        We consent to the incorporation by reference in the Registration Statement (No. 2-83612) on Form S-8 of The Rouse Company of our report dated June 21, 2001, relating to the statements of net assets available for plan benefits of The Rouse Company Savings Plan as of December 31, 2000 and 1999, the related statements of changes in net assets available for plan benefits for the years then ended and the related schedule for the year ended December 31, 2000, which report appears elsewhere in this Form 11-K/A.


                                                /s/ KPMG LLP

                                                KPMG LLP


Baltimore, Maryland
June 28, 2001